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                                                                    EXHIBIT 10.3


                               FOUNDER'S AGREEMENT


         This Founder's Agreement, dated as of December 2, 1997, is entered into by and among SFC Acquisition Corp., a Delaware corporation (the "Company"), C. Stanley Bailey ("Bailey", or the "Founder") (collectively, the "Parties", individually, a "Party").

         Whereas the Company has been organized for the purposes of acquiring all of the issued and outstanding capital stock (the "Acquisition") of Superior Federal Bank, (the "Bank") a subsidiary of NB Holdings Corporation, and of operating thereafter as a unitary thrift holding company;

                  Whereas, the Founder and the Company have agreed to cooperate in raising the capital necessary for the Acquisition and to provide for the payment of the costs of the Acquisition, and Bailey has agreed to serve as an executive officer of the Company in connection with the Acquisition and the operations of the Company thereafter;

         Whereas, the Parties acknowledge that neither the terms of this Agreement nor the fact that they have entered into this Agreement shall (i) in any way limit, control or determine the voting rights of the Founder as to any capital stock of the Company that the Founder may acquire in connection with the Acquisition; (ii) provide the Founder with any rights as to the management of or control the affairs of the Company (other than as an officer of the Company pursuant to the terms of an employment agreement) ; or (iii) entitle the Founder to any share in any profits of the Company (other than as an officer of the Company pursuant to the terms of an employment agreement);

         Whereas the capital required to complete the Acquisition shall be raised by (i) direct investment of the Founder in the amounts set forth on Schedule "A" (each such amount with respect to the Founder an "Initial Investment"), (ii) a private placement of a number of shares of common stock of the Company, par value $0.01 (the "Common Stock"), sufficient to raise $85.0 million to $100.0 million of equity in the Company (the "Private Placement"), and (iii) an offering of debt instruments of the Company in the principal amount of $55.0 million to $70.0 million (the "Debt Offering");

         Whereas it is intended that the Private Placement, the Debt Offering and the Acquisition shall be consummated at the offices of NB Holdings Corporation in Charlotte, North Carolina at a date and time to be determined (the "Closing");

         Whereas Keefe, Bruyette & Woods, Inc. ("Keefe") intends to provide investment banking services in connection with the Private Placement and to serve as lead underwriter for the Debt Offering;

         Whereas Bailey has incurred and expects to incur significant out-of-pocket expenses in connection with the Acquisition;

         Now Therefore, the Company and the Founder agree as follows:

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                                  ARTICLE ONE
                                CAPITALIZATION
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         1.1 FOUNDER'S INVESTMENT. The Founder agrees, subject to the conditions
             --------------------
set forth in Section 1.2, to purchase, and the Company agrees to sell a number of shares of Common Stock equal to the amount obtained by dividing 96% of that price per share of Common Stock as shall be set forth in a Subscription
Agreement for Common Stock to be prepared in connection with the Private Placement (the "Offering Price") into the amount of the Founder's Initial Investment as set forth on Schedule A. The Founder's obligation to purchase, and the Company's obligation to sell, any shares exceeding 10% of the Company's issued and outstanding Common Stock (as defined herein) shall be subject to approval by the Office of Thrift Supervision, or successor agency, if any, of any rebuttal of control submission of the Founder. However, the Founder agrees to purchase, and the Company agrees to sell, the maximum number of shares provided for in this Agreement, subject to any reduction required to comply with applicable regulatory restrictions on such purchase and sale.

         1.2 CONDITIONS TO FUNDING. The obligation of the Founder to purchase
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Common Stock as set forth in Section 1.1 hereof shall be subject to the fulfillment of each of the following conditions: (i) the Private Placement (apart from the funding by the Founder of his Initial Investment) and the Debt Offering shall have been completed and the aggregate proceeds therefrom, together with the aggregate investment of the Founder, shall be sufficient to complete the Acquisition; (ii) all conditions precedent to the consummation of the Acquisition (other than any such condition requiring funding by the Founder of his Initial Investments) shall have been fulfilled; (iii) all regulatory approvals and consents necessary for consummation of the Acquisition and for the Company's operation as a unitary thrift holding company of the Bank shall have been obtained or made and shall be in full force and effect and all waiting periods required by any applicable law shall have expired; and (iv) Bailey shall have entered into an employment agreement with the Company as provided in Article Three hereof.

                                  ARTICLE TWO
                      RECOUPMENT OF PRE-CLOSING EXPENSES
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         2.1 RECOUPMENT. Bailey shall be entitled to receive at Closing a number
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of additional shares of Common Stock equal in value to twice the sum of actual
Pre-closing Expenses, as defined herein, incurred by him to date in connection with the Acquisition divided by the Offering Price.

         2.2 PRE-CLOSING EXPENSES. As used herein, the term Pre-closing Expenses
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means expenses incurred in connection with the Acquisition, the Private
Placement and the Debt Offering, which shall include customary expenses of due diligence, legal and accounting fees, consultancy fees and the cost of Bailey's services through the Closing. Pre-closing Expenses incurred through the date of this Agreement are set forth on Schedule 2.2. Pre-closing Expenses incurred and binding estimates of Pre-closing Expenses expected to be incurred from the date of this Agreement until Closing shall be set forth on appropriate schedules submitted to the Company two days before the Closing.

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                                  ARTICLE THREE
                              EMPLOYMENT AGREEMENT
                              --------------------

         Bailey and the Company shall, at or before the Closing, enter into an Employment Agreement, subject to any necessary regulatory approvals, which shall provide, among other things, that (i) Bailey shall serve as the Chairman and Chief Executive Officer of the Company and the Bank; (ii) his employment shall be for an initial term of three years; (iii) he shall receive an initial annual base salary of $225,000 to be reviewed annually for adequacy; (iv) he shall be entitled to an initial $75,000 targeted annual bonus based upon the achievement of agreed-upon annual and long term Company performance goals, such bonus to be reviewed annually for adequacy; (v) he shall receive options to acquire an amount of Common Stock (valued at the Offering Price) equal in value to 5% of the aggregate proceeds of the Private Placement and vesting in accordance with the following schedule:

                  20% vesting at Closing;
                  20% vesting upon the successful consummation of a public offering of equity securities of the Company ("IPO Stock"); 20% vesting upon the IPO Stock reaching a market value 50% above the Offering Price;
                  20% vesting upon the IPO Stock reaching a market value 100% above the Offering Price; and
                  20% vesting upon the IPO Stock reaching a market value 150% above the Offering Price;

(vi) if a public offering of IPO Stock shall not have been consummated within five years of the date of the Employment Agreement, he shall receive options as described in subsection (v) above, which options shall vest in accordance with the following schedule:

                  20% vesting at Closing;
                  20% vesting upon the Bank's annual return on average assets ("ROAA") attaining 125 basis points;
                  20% vesting upon the Bank's annual ROAA attaining 140 basis points;
                  20% vesting upon the Bank's annual ROAA attaining 155 basis points;
                  20% vesting upon the Bank's annual ROAA attaining 175 basis points;

provided that such vesting shall be cumulative and accelerated upon the Bank's having attained a stated ROAA basis-point target in any year in which the vesting schedule of this subsection (vi) applies; (vii) subject to limitations under Section 280(g) of the Internal Revenue Code of 1986, as amended, he shall be entitled to receive a severance benefit equal to three years base compensation and bonuses to vest upon a change of control of the Company; and
(viii) he shall receive perquisites including, but not limited to, reimbursement of reasonable relocation expenses, term life insurance coverage paying at least $1.0 million in death benefits, the use of a luxury automobile at Company expense and, subject to applicable law, the right to participate in employee benefit plans and insurance programs of the Company or the Bank and to receive customary Company benefits.

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                                 ARTICLE FOUR
                                 MISCELLANEOUS
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         4.1 BENEFIT. This Agreement shall inure to the benefit of and be
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binding upon each of the Parties, and their respective successors. This
Agreement shall not be assignable by any Party without the prior written consent of the other Party.

         4.2 GOVERNING LAW. This Agreement shall be governed by, and construed
             -------------
in accordance with the Laws of the State of Delaware without regard to any conflict of Laws.

         4.3 COUNTERPARTS. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

         4.4 HEADINGS. The headings of the various articles and sections of this
             --------
Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

         4.5 SEVERABILITY. Any term or provision of this Agreement that is
             ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the term or provision shall remain valid and in effect in any other circumstances or situation.

         4.6 CONSTRUCTION. Use of the masculine pronoun herein shall be deemed
             ------------
to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

         4.7 EQUITABLE REMEDIES. The parties hereto agree that, in the event of
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a breach of this Agreement by any Party, the other Party if not then in breach of this Agreement may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the Party in breach, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

         4.8 ATTORNEYS' FEES. If any Party hereto shall bring an action at law
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or in equity to

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enforce its rights under this Agreement, the prevailing Party in such action shall be entitled to recover from the Party against whom enforcement is sough its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         4.9  NO WAIVER. No failure, delay or omission of or by any Party in
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exercising any right, power or remedy upon any breach or default of any other
Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

         4.10 REMEDIES CUMULATIVE. All remedies provided in this Agreement, by
              -------------------
law or otherwise, shall be cumulative and not alternative.

         4.11 AMENDMENT. This Agreement may only be amended by a writing signed
              ---------
by all of the Parties hereto.

         4.12 ENTIRE CONTRACT. This Agreement and the documents and instruments
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referred to herein constitute the entire contract between the parties to this
Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

                                            SFC ACQUISITION CORP.



/s/ C. Stanley Bailey                       By: /s/ John C. H. Miller, Jr.
---------------------------                    ---------------------------
C. Stanley Bailey                           Its: Acting Chairman

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